Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$147,937,170
Unrealized Gain (Loss) on Market Value of Futures	(35,866,010)
Dividend Income	16,624
Interest Income	2,516
ETF Transaction Fees	25,000
Total Income (Loss)	$112,115,300

Expenses
Investment Advisory Fee	$661,362
Brokerage Commissions	115,696
Tax Reporting Fees	93,690
NYMEX License Fee	35,941
Audit Fees	13,151
Non-interested Directors' Fees and Expenses	10,339
Prepaid Insurance Expense	7,388
SEC & FINRA Registration Expense	3,900
Legal Fees	1,160
Tax Fees	950
Total Expenses	$943,577
Net Gain (Loss)	$111,171,723

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/11	$2,051,180,226
Additions (4,100,000 Units)	178,902,898
Withdrawals (17,200,000 Units)	(757,539,325)
Net Gain (Loss)	111,171,723

Net Asset Value End of Period	$1,583,715,522
Net Asset Value Per Unit (35,000,000 Units)	$45.25

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502